SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                             FOR DEBORAH J. JACKSON

     This Supplemental Executive Retirement Agreement (the "Agreement") is entered into by and between East Boston Savings Bank, a corporation organized and existing under the laws of the Commonwealth of Massachusetts (the "Bank" or "Employer") and Deborah J. Jackson (the "Executive"), effective as of January 20, 2009 (the "Effective Time").

                                    PREAMBLE

     The purpose of this Agreement is to provide the Executive with supplemental retirement benefits in order to provide her with a reasonable level of retirement income which will assist her in maintaining an appropriate standard of living in retirement. An integral part of the Agreement is to encourage and induce the Executive to remain as a full-time executive officer of the Bank until she attains the retirement age of sixty-five (65) and to recognize her service to the Bank. The parties intend that this Agreement shall at all times be characterized as a "top hat" plan of deferred compensation maintained for the Executive who is a highly compensated employee, as described under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (the "ERISA"), and the Agreement shall at all times satisfy Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and as enacted under the American Jobs Creation Act of 2004. The provisions of the Agreement shall be construed to effectuate such intentions. The Agreement shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                   WITNESSETH:

     WHEREAS, the Bank wishes to provide for the employment of the Executive as of the Effective Time, and the Executive wishes to serve the Bank as of the Effective Time; and

     WHEREAS, in order to induce the Executive to enter the employ of the Bank, the parties desire to enter into the SERP; and

     WHEREAS, to induce the Executive to continue in the Bank's employ to age sixty-five (65), the Bank proposes to supplement the benefits payable to the Executive under the Bank's 401(k) plan and employee stock ownership plan;

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, the parties agree as follows:

     1. Establishment of Accumulation Account. An Accumulation Account shall be maintained on the books of the Employer for the Executive with respect to this Agreement. The Accumulation Account shall be utilized solely as a device for the


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measurement and determination of the benefits,  if any, payable to the Executive pursuant to this Agreement.

     2. Annual Credits to Accumulation Account. Each calendar year commencing January 1, 2009 and ending the following December 31st, the Board of Directors of the Bank shall credit the Executive's Accumulation Account with an amount equal to $117,858, which is the amount equal to the product of (i) 1/14, times
(ii) $1,650,000. The Accumulation Account shall be credited as of each December 31st, and in the event the Executive terminates employment prior to December 31st, she will be entitled to a pro-rated contribution. The Executive may not make any contributions under this Agreement.

     3. Maximum Amount Credited to Accumulation Account. All amounts credited to the Accumulation Account shall not exceed $1,650,000. No further additions to the Accumulation Account will be made when, and if, the Accumulation Account equals $1,650,000.

     4. Payment upon Separation from Service.

          (a) Upon a Separation from Service, the Accumulation Account shall be paid in a single lump sum payment to the Executive on the first day of the month following the lapse of six months after such Separation from Service.

          (b) For purposes hereof, Separation from Service shall mean a termination of the Executive's services (whether as an employee or as an independent contractor) to the Company and the Bank for any reason other than Disability or death. Whether a Separation from Service has occurred shall be determined in accordance with the requirements of Section 409A of the Code based on whether the facts and circumstances indicate that the Company, the Bank and the Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period.

     5. Payment upon death or Disability.

          (a) Upon the death or Disability of the Executive, the Accumulation Account shall be paid to the Executive, or the Executive's beneficiary in the event of death, in a single lump sum payment on the first day of the month following the occurrence of death or Disability.

          (b) For purposes hereof, Disability shall mean an Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by


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

     reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank (or would have received such benefits if the Executive was eligible to participate in such plan). If any question shall arise as to whether during any period the Executive is Disabled, the Executive may, and at the request of the Bank shall, submit to the Bank a certification in reasonable detail by a physician selected by the Bank to whom the Executive or the Executive's guardian has no reasonable objection as to whether the Executive is so Disabled, and such certification shall for the purposes of this Agreement be conclusive of the issue. The physician shall be board-certified in the area of medicine applicable to the particular disability involved. The Executive shall cooperate with any reasonable request of the physician in connection with such certification. If such question shall arise and the Executive shall fail to submit such certification (unless the failure results from matters beyond the control of the Executive), the Bank's determination will determine the issue of whether the Executive is Disabled.

     6. Payment upon Termination of the Executive Without Cause or by the Executive for Good Reason in connection with a Change in Control.

          (a) Notwithstanding anything in the Agreement to the contrary, in the event the Executive's employment shall be terminated by the Bank (which termination shall constitute a Separation from Service), or its successor, without Cause, as provided in Section 6(b), or by the Executive for Good Reason, as provided in Section 6(c), concurrently with or within two (2) years of a Change in Control, as defined in Section 6(d), the Executive's Accumulation Account shall equal $1,650,000 and shall be paid in a single lump sum payment to the Executive on the first day of the month following the lapse of six months after such Separation from Service.

          (b) Termination by the Bank without Cause. The Executive's employment may be terminated by the Bank, or its successor, without Cause (which, for purposes of clarification, shall not include a termination of Executive's employment under this Agreement due to Executive's death or Disability) upon written notice to the Executive. A determination of whether the Executive's employment shall be terminated without Cause will be made solely by the Executive Committee of the Board of Directors.

          (c) Termination by the Executive for Good Reason. The Executive's employment may be terminated by the Executive by written notice to the Board of Directors within sixty (60) days following an event constituting "Good Reason." The Executive's termination of employment shall become effective on the thirty-first (31st) day following such notice, provided the Bank, or its successor, has not remedied the condition giving rise to the event of "Good Reason." For purposes of this Agreement, "Good Reason" shall mean:

               (i) a material diminution or other substantial adverse change, not consented to by Executive, in the nature or scope of the Executive's responsibilities and


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

          authorities as set forth in the employment agreement between the Executive and the Bank;

               (ii) any demotion of the Executive from her current title of President and Chief Operating Officer;

               (iii) a material  reduction in the Executive's base salary except
          for   across-the-board   reductions   similarly   affecting   all   or
          substantially all officers;

               (iv) involuntary relocation of the Bank's offices in which the Executive is principally employed by more than 50 miles (10 miles in the event of a Change in Control); or

               (v) failure of the Bank to comply with material terms of this Agreement.

          (d) For purposes hereof, "Change in Control" shall mean a change in the ownership of Meridian Interstate Bancorp, Inc. (the "Company") or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

     7. Accumulation Account. If the Executive has a (i) Separation from Service, other than pursuant to Section 6 of this Agreement (ii) dies, or (iii) becomes Disabled prior to attaining the maximum Accumulation Account balance specified in Section 3 of this Agreement, she will be entitled to only the Accumulation Account as determined in Section 2 of this Agreement.

     8. Designation of Beneficiary. The Executive may from time to time, by providing a written notification to the Employer, designate any person or persons (who may be designated concurrently, contingently or successively), her estate or any trust or trusts created by her to receive benefits which are payable under this Agreement. Each beneficiary designation shall revoke all prior designations and will be effective only when filed in writing with the Employer's Compensation Committee, or any successor thereto (the "Committee"). If the Executive fails to designate a beneficiary or if a beneficiary dies before the date of the Executive's death and no contingent beneficiary has been designated, then the benefits which are payable as aforesaid shall be paid to her estate. If benefits to be paid to a beneficiary commence and such beneficiary dies before all benefits to which such beneficiary is entitled have been paid, the remaining benefits shall be paid to the successive beneficiary or beneficiaries designated by the Executive, if any, and if none to the estate of such beneficiary.

     9. Claims Procedure. The Executive or her designated beneficiary or beneficiaries may make a claim for benefits under this Agreement by filing a written request with the Committee. If a claim is wholly or partially denied, the Committee shall


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

furnish the claimant with written notice setting forth in a manner calculated to be understood by the claimant;

          (a) the specific reason or reasons for the denial;

          (b) specific reference to the pertinent provisions of this Agreement on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect her claim and an explanation why such material or information is necessary; and

          (d) appropriate information as to the steps to be taken if the claimant wishes to submit her claim for review.

     Such notice shall be furnished to the claimant within ninety (90) days after the receipt of her claim, unless special circumstances require an extension of time for processing her claim. If an extension of time for processing is required, the Committee shall, prior to the termination of the initial ninety (90) day period, furnish the claimant with written notice indicating the special circumstances requiring an extension and the date by which the Committee expects to render its decision. In no event shall an extension exceed a period of ninety (90) days from the end of the initial ninety
(90) day period.

     A claimant may request the Committee to review a denied claim. Such request shall be in writing and must be delivered to the Committee within sixty (60) days after receipt by the claimant of written notification of denial of claim. A claimant or her duly authorized representative may:

          (a) review pertinent documents, and

          (b) submit issues and comments in writing.

     The Committee shall notify the claimant of its decision on review not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If an extension of time for review is required because of special circumstances, written notice of the extension must be furnished to the claimant prior to the commencement of the extension. The Committee's decision on the review shall be in writing and shall include specific reasons for the decision, as well as specific references to the pertinent provisions of this Agreement on which the decision is based.

     10. Statement of Accumulation Account. Within 90 days after the close of each calendar year, the Committee shall submit to the Executive a statement in such form


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

as the Committee deems desirable setting forth the balance as of the last day of the calendar year in the Accumulation Account maintained for the Executive.

     11. Withholding. To the extent required by the law in effect at the time payment of the Accumulation Account is made, the Bank shall withhold from such payment any taxes or other amounts required by law to be withheld.

     12. Unsecured Promise. Nothing contained in this Agreement shall create or require the Employer to create a trust of any kind to fund the benefits payable hereunder. To the extent that the Executive or any other person acquires a right to receive payments from the Employer, such individual shall at all times remain an unsecured general creditor of the Employer.

     13. Assignment. The right of the Executive or any other person to the payment of benefits under this Agreement shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized by the Employer.

     14. Employment. Nothing contained herein shall be construed to grant the Executive the right to be retained in the employ of the Employer or any other rights or interests other than those specifically set forth.

     15. Amendment, Suspension or Termination. This Agreement shall be binding upon and inure to the benefit of the Employer and the Executive. The Employer shall have the right to suspend, terminate or amend this Agreement only with the mutual consent of the Executive; provided, however, no such suspension, termination or amendment shall adversely affect the rights of the Executive or any beneficiary to the funds and benefits which have accrued as of the date of such action.

     16. Successors. This Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Executive and her heirs, executors, administrators, and legal representatives.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


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


     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                           EAST BOSTON SAVINGS BANK


                                           BY: /s/ Richard J. Gavegnano
                                               ---------------------------------
                                               Richard J. Gavegnano
                                               Chief Executive Officer


                                           EXECUTIVE



                                           By: /s/ Deborah J. Jackson
                                               ---------------------------------
                                               Deborah J. Jackson

This SERP is joined in by Meridian Interstate Bancorp, Inc. for purposes of fulfilling the obligations of the Bank under the SERP.

                                           MERIDIAN INTERSTATE BANCORP, INC.


                                           By: /s/ Richard J. Gavegnano
                                               ---------------------------------
                                               Richard J. Gavegnano
                                               Director





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